EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 19, 2026, relating to the financial statements of Orla Mining Ltd. (“Orla”) and the effectiveness of Orla’s internal control over financial reporting, appearing in the Current Report on Form 6-K of Equinox Gold Corp. filed on August 4, 2026.

/s/ Deloitte LLP

Chartered Professional Accountants
Vancouver, Canada

August 6, 2026